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                                                                    EXHIBIT 10.6

                          ROTECH MEDICAL CORPORATION
                     BOARD OF DIRECTORS ACTION BY CONSENT

        THE UNDERSIGNED, being all of the members of the Board of Directors of ROTECH MEDICAL CORPORATION, a Florida corporation, hereby consent to the following action by the Board of Directors of Corporation and instruct the Secretary of Corporation to enter this certificate into the minutes of the proceedings of the Board:

        "WHEREAS, the shareholders of the Corporation adopted the Restricted Stock Plan for Non-Employee Directors on December 4, 1992 (the "Plan"); and

        WHEREAS, the Board, pursuant to Section 4(c) of the Plan, desires to amend the Plan in the manner hereinafter set forth;

        NOW THEREFORE, BE IT RESOLVED that the dollar value specified in Section 2(a) of the Plan to be used to calculate that number of stock units to be credited to each director, be increased from $2,500 to $5,000 effective immediately, and that Section 2(a) reflect such amendment by being restated as follows:

                (a) As of the date of each Annual Meeting of Shareholders of RoTech at which an Eligible Director is elected to serve as a director until the following Annual Meeting of Shareholders, there shall be credited to such Eligible Director's Account that number of stock units (including fractional units) determined by dividing $5,000 by the average of the last reported sale prices per share of RoTech Stock as quoted on the NASDAQ National Market System for the five business days following the date of such Annual Meeting of Shareholders."

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        EXECUTION of this certificate by the undersigned, being all of the members of the Board of Directors, pursuant to Section 607.0704 of the Florida Statutes, waives any requirement of a formal meeting of the Board to conduct the business referred to herein.

        DATED as of the 9th day of December, 1994.

                                       /s/ William P. Kennedy
                                       --------------------------------
                                       WILLIAM P. KENNEDY, Director

                                       /s/ William A. Walker II
                                       --------------------------------
                                       WILLIAM P. WALKER II, Director

                                       /s/ Leonard E. Williams
                                       --------------------------------
                                       LEONARD E. WILLIAMS, Director

                                       /s/ Jack T. Weaver
                                       --------------------------------
                                       JACK T. WEAVER, Director

                                       /s/ Stephen P. Griggs
                                       --------------------------------
                                       STEPHEN P. GRIGGS, Director


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                                  APPENDIX A

                          ROTECH MEDICAL CORPORATION

                             RESTRICTED STOCK PLAN

                          FOR NON-EMPLOYEE DIRECTORS

SECTION 1. Introduction.
           -------------

        The RoTech Medical Corporation Restricted Stock Plan for Non-Employee Directors ("Plan") provides deferred compensation for those Directors of RoTech Medical Corporation ("RoTech") not employed by RoTech or any of its subsidiaries or affiliates ("Eligible Directors") as a supplement to any future cash retainers and attendance fees, and is expected to encourage qualified individuals to accept nominations as RoTech Directors and to strengthen the mutuality of interest between RoTech's non-employee Directors and RoTech's other shareholders. Benefits under the Plan are payable in the form of shares of RoTech Common Stock ("RoTech Stock"). The Plan shall be unfunded and benefits distributed under the Plan ("Plan Benefits") shall be paid only from the general assets of RoTech. All shares of RoTech stock held under the Plan shall, prior to their distribution to an Eligible Director, remain subject to the claims of RoTech's creditors. The Plan is effective immediately upon approval by the shareholders of RoTech.

SECTION 2. Stock Unit Accounts.
           --------------------

        The Secretary of RoTech shall maintain a stock Unit Account ("Account") for each Eligible Director. Stock units will be credited to each such Account as follows:

                (a) As of the date of each Annual Meeting of Shareholders of RoTech at which an Eligible Director is elected to serve as a director until the following Annual Meeting of Shareholders, there shall be credited to such Eligible Director's Account that number of stock units (including fractional units) determined by dividing $2,500 by the average of the last reported sale prices per share of RoTech Stock as quoted on the NASDAQ National Market System for the five business days following the date of such Annual Meeting of Shareholders.

                (b) As of each date on which any cash dividend is paid on RoTech Stock, there shall be credited to each Account that number of stock units (including fractional units) determined by (i) multiplying the amount of such dividend (per share) by the number of stock units in such Account; and (ii) dividing the total so determined by the average of the last reported sale prices per share of RoTech Stock as quoted on the NASDAQ National Market System for the five business days following the date of payment of such cash dividend. The additions to an Eligible Director's Account pursuant to this Section 2(b) shall continue
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until the Eligible Director's Plan Benefit is forfeited or fully paid.

SECTION 3. Plan Benefits.
           --------------

        (a) Form. the plan benefit of an eligible director shall consist of
            -----
shares of RoTech stock equal in number to the stock units in the Eligible Director's Account. Any fractional stock unit shall be paid in cash.

        (b) Distribution.
            -------------

                (i) The Plan Benefit of an Eligible Director shall be distributed in five annual installments commencing on the January 1 following the termination of the Eligible Director's service as a Director of RoTech. The first installment shall be measured by one-fifth of the stock units in the Eligible Director's Account as of the distribution date, and the second through fifth annual installments shall be measured by one-fourth, one-third, one-half and all, respectively, of the stock units in the Eligible Director's Account as of the date of each distribution.

                (ii) Notwithstanding Section 3(b)(i), no distribution of a Plan Benefit shall commence prior to the January 1 following the attainment of age 62 by the Eligible Director.

                (iii) Notwithstanding Sections 3(b)(i) and (ii), in the case of the death of an Eligible Director, the balance of any Plan Benefit shall be distributed, within a reasonable time as determined by RoTech, after the Eligible Director's death to the Eligible Director's beneficiary or beneficiaries, as specified by the Eligible Director on a form furnished by and filed with the Secretary of RoTech. If no beneficiary has been designated by the Eligible Director or if no beneficiary survives the Eligible Director, the undistributed balance of his or her Plan Benefit shall be distributed to the Eligible Director's surviving spouse as beneficiary if such spouse is still living or, if not living, in equal shares to the then living children of the Eligible Director as beneficiaries or, if none, to the Eligible Director's estate as beneficiary.

                (iv) The entire Plan Benefit of an Eligible Director shall be forfeited if an eligible Director's service as a Director shall terminate, for any reason whatsoever, before such Eligible Director has served for five years; provided, however, that such forfeiture shall not apply if the Eligible Director dies or reaches age 72 while serving as a Director of RoTech. Years of service as a director of RoTech prior to the effective date of the Plan shall be taken into account. If an Eligible Director whose Plan Benefit is forfeited under this
Section 3(b)(iv) resumes service as a Director, his or her Plan Benefit

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as of the date of forfeiture shall be restored as of the date such resumed service begins.

                (v) If an Eligible Director shall, for any reason other than death, cease to serve as a Director of RoTech prior to any Annual Meeting of the Shareholders of RoTech, there shall be forfeited (A) the portion of the Eligible Director's Plan Benefit represented by the most recent stock units credited to his or her Account in accordance with Section 2(a); and (B) all stock units credited to his or her Account in accordance with Section 2(b) on account of stock units required to be forfeited by clause (A). Stock units forfeited under this Section 3(b)(v) will be restored in the event the Eligible Director resumes service as a Director prior to any Annual Meeting of the Shareholders of RoTech if the number of calendar days of service as a Director after the Annual Meeting date as of which the forfeited stock units were awarded and prior to the next Annual Meeting date as of which a new grant of stock units is made to such Director is greater than 182.

SECTION 4. General.
           --------

        (a) Except as provided in Section 3(b)(iii), no payment of any Plan Benefit of an Eligible Director shall by such Eligible Director or his or her creditor be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily or involuntarily or by operation of law. Any act in violation of this subsection shall be void.

        (b) To the extent required by applicable federal, state or local law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to RoTech for the satisfaction of any withholding or employment tax obligations that may arise by reason of the crediting of stock units or the distribution of any part of a Plan Benefit.

        (c) The Board of Directors may, at any time and for any reason, amend or terminate the Plan; provided, however, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or rules or regulations issued thereunder.

        (d) In the event of a stock split, stock dividend or similar change in capitalization affecting RoTech Stock, an appropriate number of stock units shall be substituted for or added to each stock unit credited to an Eligible Director's Account, and such substituted or added stock units shall be subject to the same terms and conditions as the original stock units. This provision does not, however, authorize the delivery of a fractional share of RoTech Stock under the Plan.

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        (e) Neither the Plan nor the crediting of stock units under the Plan shall be deemed to give any individual a right to remain a Director of RoTech or create any obligation on the part of the Board of Directors of RoTech to nominate any Director for reelection by the shareholders of RoTech.

        (f) The RoTech Stock distributed as a Plan Benefit under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by RoTech. All shares of RoTech Stock distributed under the Plan shall constitute restricted securities and may not be sold, hypothecated or transferred except as permitted under the applicable federal and state securities laws.

        (g) In the event of an acquisition of more than sixty percent (60%) of the stock or assets of RoTech, the Plan Benefit shall immediately vest and be distributed in such manner as will permit the Eligible Director to participate in such acquisition equivalent with other shareholders of RoTech.

        (h) This Plan shall be governed by the laws of the State of Florida.

SECTION 5. Execution.
           ----------

        To record the adoption of the Plan by the Board of Directors, RoTech has caused its authorized officer to execute the same this ____ day of October, 1992.

                                        ROTECH MEDICAL CORPORATION

                                        By:
                                           ---------------------------

ATTEST:



--------------------------------
         Secretary


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